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                                                                    Exhibit 10.3


                      LAND LEASE CONTRACT ("THE CONTRACT")

Guangxi Forestry Science Institute ("Party A") and BVI AgroCan (China) Inc. ("Party B"), after discussion and negotiation have reached agreement as follow:

1. Party A agrees to lease 21 Mu of land ("The Land") adjacent to the repairing workshop of Gaofeng Plantation to Party B for its use.

2. Party A guarantees to supply Party B with water for production and leaving purposes; Party B will settle water charges to Party A according to standard fee paid by third parties, otherwise party A reserves the right to stop water supply. In case of malfunction of water supply equipment other that pipes that affect water supply for production and leaving purposes, Party A guarantees to repair immediately.

3. Party B is required to pay a water supply equipment charges of RMB10,000 to party A, the sum is to be paid together with the first installment for the lease of The Land to Party A.

4. This Contract is for a period of twenty (20) years, starting January 28, 1997 and terminates on January 28, 2017.

5. Land lease fees is RMB1,000 per Mu per year. Party B agrees to pay the total fees for the whole period of RMB Four Hundred and Twenty Thousand (RMB420,000) by two installments to Party A: first installment being RMB Two Hundred and Ten Thousand to be paid within ten days from the effective day of this Contract, balance RMB Two Hundred and Ten Thousand to be fully paid within twelve months. If in arrears, Party B needs to pay an overdue charges of 0.1% on outstanding amount to Party A, if in arrears for one month it will be regarded as breach of contract.

6. During the lease period, Party A guarantees not to use The Land leased to Party B. Otherwise, party A needs to compensate direct financial losses to Party B.

7. If Party B wishes to continue the lease after the lease period, Party B needs to inform Party A six months before the expiry date of this Contract and negotiate a new lease contract; otherwise, Party B is required to return The Land leased to party A two months after the expiry date.

8. Responsibilities on breach of contract: If Party A is in breach, it is required to compensate direct financial loss as a result of the breach and twice the leasing fee during the period of the breach. If Party B is in breach, party A has the right to recover The Land, and party B is to pay twice of the leasing fee for the balance period of this Contract to party A.

9. During the leasing period, Party B is not allowed to carry out mining and unlawful activities on The Land leased; employees working on The Land are required to follow Party A's arrangement on social and community well-being.

10. Party A is required to provide document as evidence on lawful use of The Land; if there is any dispute related to The Land, Party A is responsible to resolve.


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11.  Both Parties agree to discuss any matter not covered by this Contract and sign any other legal document as compliment to this Contract.

12.  This Contract became effective from the date of signatures and stamp.

13. This Contract is printed with four true copies, each Party holds two copies.

Party A: Guangxi Forestry Science Institute    Party B: BVI AgroCan (China) Inc.

Legal Representative:                              Legal Representative:
       SIGNED AND STAMPED                                 SIGNED AND STAMPED

                                                          January 25, 1997


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